COLE CREDIT PROPERTY TRUST II, INC.

SUPPLEMENT NO. 18 DATED APRIL 18, 2007
TO THE PROSPECTUS DATED JUNE 27, 2005

This document supplements, and should be read in conjunction with, the prospectus of Cole Credit Property Trust II, Inc. dated June 27, 2005, Supplement No. 13 dated December 20, 2006, Supplement No. 14 dated January 11, 2007, Supplement No. 15 dated January 24, 2007,Supplement No. 16 dated March 20, 2007 and Supplement No. 17 dated March 29, 2007. Supplement 13 supersedes and replaces all prior supplements to the prospectus. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

The purpose of this supplement is to describe the following:

(1) the status of the offering of shares in Cole Credit Property Trust II, Inc.;

(2) the replacement and supplement of our real property investments;

(3) the disclosure of distributions made; and

(4)	the termination of a purchase agreement for a single-tenant, net leased commercial retail property containing approximately 75,000 rentable square feet in Sherwood, Arkansas.

Status of the Offering

We commenced our initial public offering of shares of our common stock on June 27, 2005. We have accepted investors’ subscriptions received through April 13, 2007, and have issued an aggregate of approximately 47.8 million shares of our common stock to stockholders, with gross proceeds of approximately $478 million distributed to us. For additional information, see the “Plan of Distribution — Subscription Process” section of the prospectus beginning on page 133.

Replace and Supplement Real Property Investments

The following information replaces the section of our prospectus captioned “Prospectus Summary — Description of Real Estate Investments” beginning on page 8 of the prospectus:

Description of Real Estate Investments

As of April 11, 2007, we owned 124 properties, comprising approximately 6,000,000 rentable square feet of commercial space located in 43 states and the U.S. Virgin Islands. Our properties as of April 11, 2007, are listed below.

		Rentable Square	Purchase
Property Description	Tenant	Feet	Price

Tractor Supply — Parkersburg, WV	Tractor Supply Company	21,688	$3,259,243
Walgreens — Brainerd, MN	Walgreen Co.	15,120	4,328,500
Rite Aid — Alliance, OH	Rite Aid of Ohio, Inc.	11,348	2,100,000
La-Z-Boy — Glendale, AZ	EBCO, Inc.	23,000	5,691,525
Walgreens — Florissant, MO	Walgreen Co.	15,120	5,187,632
Walgreens — Saint Louis, MO (Gravois)	Walgreen Co.	15,120	6,152,942
Walgreens — Saint Louis, MO (Telegraph)	Walgreen Co.	15,120	5,059,426
Walgreens — Columbia, MO	Walgreen Co.	13,973	6,271,371
Walgreens — Olivette, MO	Walgreen Co.	15,030	7,822,222
CVS — Alpharetta, GA	Mayfield CVS, Inc.,	10,125	3,100,000
Lowe’s — Enterprise, AL	Lowe’s Home Centers, Inc	95,173	7,475,000
CVS — Richland Hills, TX	CVS EGL Grapevine N Richland Hills Texas, LP	10,908	3,660,000
FedEx — Rockford, IL	Fed Ex Ground Package System, Inc.	67,925	6,150,000
Plastech — Auburn Hills, MI	LDM Technologies, Inc.	111,881	23,600,000

		Rentable Square	Purchase
Property Description	Tenant	Feet	Price

Academy Sports — Macon, GA	Academy, LTD	74,532	5,600,000
David’s Bridal — Lenexa, KS	David’s Bridal, Inc.	12,083	3,270,000
Rite Aid — Enterprise, AL	Harco, Inc.	14,564	3,714,000
Rite Aid — Wauseon, OH	Rite Aid of Ohio, Inc.	14,564	3,893,679
Staples — Crossville, TN	Staples the Office Superstore East, Inc	23,942	2,900,000
Rite Aid — Saco, ME	Rite Aid of Maine, Inc.	11,180	2,500,000
Wadsworth Boulevard — Denver, CO	Various	198,477	18,500,000
Mountainside Fitness — Chandler, AZ	Hatten Holdings, Inc.	31,063	5,863,000
Drexel Heritage — Hickory, NC	Drexel Heritage Furniture Industries, Inc.	261,057	4,250,000
Rayford Square — Spring, TX	Various	79,968	9,900,000
CVS — Portsmouth, OH	Revco Discount Drug Centers, inc.	10,170	2,166,000
Wawa — Hockessin, DE	Wawa, Inc.	5,160	4,830,000
Wawa — Manahawkin, NJ	Wawa, Inc.	4,695	4,414,000
Wawa — Narbeth, PA	Wawa, Inc.	4,461	4,206,000
CVS (Sublease) — Lakewood, OH	Various	12,800	2,450,000
Rite Aid — Cleveland, OH	Rite Aid of Ohio, Inc.	11,325	2,568,700
Rite Aid — Fremont, OH	Rite Aid of Ohio, Inc.	11,325	2,524,500
Walgreens — Knoxville, TN	Walgreen Co.	15,120	4,750,000
CVS — Madison, MS	CVS EGL Highland Madison MS, Inc.	13,824	4,463,088
Rite Aid — Defiance, OH	Rite Aid of Ohio, Inc.	14,564	4,326,165
Conns — San Antonio, TX	CAI, LP	25,230	4,624,619
Dollar General — Crossville, TN	Dolgencorp, Inc.	24,341	3,000,000
Dollar General — Ardmore, TN	Dolgencorp, Inc.	24,341	2,775,000
Dollar General — Livingston, TN	Dolgencorp, Inc.	24,341	2,856,000
Wehrenberg — Arnold, MO	Wehrenberg, Inc.	50,000	8,200,000
Sportmans Warehouse — Wichita, KS	Sportsman’s Warehouse, Inc.,	50,003	8,231,000
CVS — Portsmouth, OH	Revco Discount Drug Centers, Inc.	10,650	2,101,708
Advance Auto — Greenfield, IN	Advance Stores Company, Inc.	7,000	1,375,500
Advance Auto — Trenton, OH	Advance Stores Company, Inc.	7,000	1,060,000
Rite Aid — Lansing, MI	Rite Aid of Michigan, Inc.	11,680	1,735,000
Advance Auto — Columbia Heights, MN	Advance Stores Company, Inc.	7,000	1,730,578
Advance Auto — Fergus Falls, MN	Advance Stores Company, Inc.	7,000	1,203,171
CVS — Okeechobee, FL	Eckerd Corporation	13,050	6,459,262
Office Depot — Dayton, OH	Office Depot, Inc.	19,880	3,416,526
Advance Auto — Holland, MI	Advance Stores Company, Inc.	7,000	2,071,843
Advance Auto — Holland Township, MI	Advance Stores Company, Inc.	7,000	2,137,244
Advance Auto — Zeeland, MI	Advance Stores Company, Inc.	7,000	1,840,715
CVS — Orlando, FL	CVS EGL Lake Pickett FL, LLC	13,013	4,956,763
Office Depot — Greenville, MS	Office Depot, Inc.	25,083	3,491,470
Office Depot — Warrensburg, MO	Office Depot, Inc.	20,000	2,880,552
CVS — Gulfport, MS	CVS EGL East Pass Gulfport MS, Inc.	11,359	4,414,117
Advance Auto — Grand Forks, ND	Advance Stores Company, Inc.	7,000	1,399,657
CVS — Clinton, NY	CVS BDI, Inc.,	10,055	3,050,000
Oxford Theatre — Oxford, MS	Oxford Theater Company, Inc.	35,000	9,692,503
Advance Auto — Duluth, MN	Advance Stores Company, Inc.	7,000	1,432,565
Walgreens — Picayune, MS	Walgreen Co.	14,820	4,255,000
Kohl’s — Wichita, KS	Kohl’s Illinois, Inc.	86,584	7,866,000

		Rentable Square	Purchase
Property Description	Tenant	Feet	Price

Lowe’s — Lubbock, TX	Lowe’s Home Centers, Inc	137,480	11,508,000
Lowe’s — Midland, TX	Lowe’s Home Centers, Inc	134,050	11,099,000
Advance Auto — Grand Bay, AL	Advance Stores Company, Inc.	7,000	1,115,605
Advance Auto — Hurley, MS	Advance Stores Company, Inc.	7,000	1,083,195
Advance Auto — Rainsville, AL	Advance Stores Company, Inc.	7,000	1,328,000
Gold’s Gym — O’Fallon, IL	Gold’s St Louis, LLC	38,000	7,300,000
Rite Aid — Glassport, PA	Rite Aid of Pennsylvania, Inc.	14,564	3,788,000
David’s BridalRadio Shack — Topeka, KS	Federated Dept. Stores & Radio Shack Corp.	10,150	3,021,000
Rite Aid — Hanover, PA	Rite Aid	14,584	6,330,000
American TV & Appliance — Peoria, IL	American TV & Appliance of Madison, Inc.	126,852	11,336,983
Tractor Supply — La Grange, TX	Tractor Supply Texas	24,727	2,580,000
Staples — Peru, IL	Staples the Office Superstore East, Inc	23,925	3,215,000
Fedex — Council Bluffs, IA	Fedex Freight East, Inc.	23,510	3,361,000
Fedex — Edwardsville, KS	Fedex Freight East, Inc.	155,965	19,815,000
CVS — Glenville Scotia, NY	CVS Mack Drug of New York, LLC	12,900	5,250,000
Advance Auto — Ashland, KY	Advance Stores Company, Inc.	7,000	1,681,000
Advance Auto — Jackson, OH	Advance Stores Company, Inc.	7,000	1,352,000
Advance Auto — New Boston, OH	Advance Stores Company, Inc.	7,000	1,516,000
Advance Auto — Scottsburg, IN	Advance Stores Company, Inc.	7,000	1,272,000
Tractor Supply — Livingston, TN	Tractor Supply Texas	24,727	3,100,000
Tractor Supply — New Braunfels, TX	Tractor Supply Texas	24,727	3,150,000
Office Depot — Benton, AR	Office Depot, Inc.	20,515	3,275,000
Old Time Pottery — Fairview Heights, IL	Old Time Pottery, Inc.	97,849	4,280,000
Infiniti — Davie, FL	Warren Henry Automobiles, Inc.	20,927	9,432,000
Office Depot — Oxford, MS	Office Depot, Inc.	20,000	3,487,450
Tractor Supply — Crockett, TX	Tractor Supply Texas	24,727	2,450,000
Mercedes Benz — Atlanta, GA	Atlanta Eurocars	40,588	11,760,000
Dick’s Sporting Goods — Amherst, NY	Dick’s Sporting Goods	55,745	9,725,000
Chili’s — Paris, TX	Brinker Texas, L.P.	6,698	2,750,000
Staples — Clarksville, IN	Staples the Office Superstore East, Inc.	20,388	4,430,000
HOM — Fargo, ND	HOM Furniture, Inc.	122,108	12,000,000
La-Z-Boy — Newington, CT	LZB Furniture Galleries of Paramus, Inc	20,701	6,900,000
Advance Auto — Maryland Heights, MO	Advance Stores Company, Inc.	7,000	1,893,000
Victoria Crossing — Victoria, TX	Various	87,473	12,608,000
Academy Sports — Katy, TX	Academy Ltd	1,500,596	102,000,000
Gordmans — Peoria, IL	Gordmans, Inc.	60,947	9,000,000
One Pacific Place — Omaha, NE	Various	91,564	36,000,000
Sack n’ SaveO’Reilly Auto — Garland, TX	Various	65,295	5,060,000
Tractor Supply — Ankeny, IA	Tractor Supply Company	19,097	3,000,000
ABX Air — Coventry, RI	ABX Air, Inc.	33,000	4,090,000
Office Depot — Enterprise, AL	Office Depot, Inc.	20,000	2,776,357
Northern Tool — Blaine, MN	Northern Tool and Equipment, Inc.	25,488	4,900,000
Office Max — Orangeburg, SC	OfficeMax, Inc.	23,500	3,125,000
Walgreens — Cincinnati, OH	Walgreen Co.	15,120	5,140,000
Walgreens — Madeira, OH	Walgreen Co.	13,905	4,425,000
Walgreens — Sharonville, OH	Walgreen Co.	13,905	4,085,000
AT&T — Beaumont, TX	AT&T Services, Inc.	141,525	12,275,000

		Rentable Square	Purchase
Property Description	Tenant	Feet	Price

Walgreens — Shreveport, LA	Walgreen Co.	13,905	4,140,000
Cost-U-Less, St. Croix, USVI	CULUSVI, Inc.	38,365	6,210,000
Gallina Centro — Collierville, TN	Various	142,727	17,750,000
Apria Healthcare — St. John, MO	Apria Healthcare, Inc.	52,200	6,500,000
Logan’s Roadhouse — Fairfax, VA	Logan’s Roadhouse, Inc.	7,839	3,209,000
Logan’s Roadhouse — Johnson City, TN	Logan’s Roadhouse, Inc.	7,839	3,866,000
Center at 7500 Cottonwood — Jenison, MI	Hob-Lob Limited Partnership	84,933	5,290,000
Eckerd — Lincolnton, NC	ECK-001, LLC	10,908	2,262,000
Tractor Supply — Greenfield, MN	Tractor Supply Company	22,675	4,050,000
Lincoln Place — Fairview Heights, IL	Various	272,829	44,000,000
Ashley Furniture — Amarillo, TX	Choice Furniture, Inc.	74,797	5,920,000
Pocatello Square — Pocatello, ID	Various	138,925	23,000,000
Tractor Supply — Paw Paw, MI	Tractor Supply Company	22,670	3,095,000
Tractor Supply — Marinette, MI	Tractor Supply Company	19,097	2,950,000
Staples — Greenville, SC	Staples the Office Superstore East, Inc.	20,388	4,545,000
Big 5 Center — Aurora, CO	Various	15,800	4,290,000

		6,032,670	$811,349,376

For additional information regarding our prior acquisitions, see the discussion below under the caption “Real Property Investments.”

We expect to use substantially all of the net proceeds from this offering to acquire and operate a portfolio of commercial real estate consisting primarily of freestanding, single-tenant commercial properties net leased to investment grade tenants, which generally are companies that have a debt rating by Moody’s of Baa3 or better or a credit rating by Standard & Poor’s of BBB or better, or are guaranteed by a company with such rating, and other creditworthy tenants located throughout the United States. We also may invest in a smaller number of multi-tenant properties that compliment our overall investment objectives. In addition, we may invest in entities that make similar investments. If our advisor determines that, due to the state of the real estate market or in order to diversify our investment portfolio, it would be advantageous to us, we also may invest in mortgage loans secured by commercial properties similar to those in which we invest directly. We intend to hold each property for eight to ten years.

Our advisor, Cole Advisors II, makes recommendations to our board of directors for our investments. All acquisitions of commercial properties are evaluated for tenant creditworthiness and the reliability and stability of their future income and capital appreciation potential. We consider the risk profile, credit quality and reputation of potential tenants and the impact of each particular acquisition as it relates to the portfolio as a whole. Our board of directors will exercise its fiduciary duties to our stockholders in determining to approve or reject each of these investment recommendations. See the section of this prospectus captioned “Investment Objectives and Policies — Real Property Investments” for a description of our properties as of the date of this prospectus. As we acquire properties, we will supplement this prospectus to describe material changes to our portfolio.

The following information replaces the first paragraph of the section of our prospectus captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 82 of the prospectus:

Real Property Investments

We engage in the acquisition and ownership of commercial properties throughout the United States. We invest primarily in income-generating retail properties, net leased to investment grade and other creditworthy tenants.

As of April 11, 2007, we, through separate wholly-owned limited partnerships or limited liability companies, have acquired a 100% fee simple interest in 124 properties consisting of an aggregate of approximately 6,000,000 gross rentable square feet located in 43 states and the U.S. Virgin Islands. The properties were generally acquired through the use of mortgage notes payable and proceeds from our ongoing public offering of our common stock. The following table summarizes these properties in order of acquisition date.

						Rentable
			Year	Purchase	Fees Paid to	Square	Physical
Property	Type	Date Acquired	Built	Price	Sponsor(1)	Feet	Occupancy

Tractor Supply — Parkersburg, WV	Specialty retail	September 26, 2005	2005	$3,259,243	$83,115	21,688	100%
Walgreens — Brainerd, MN	Drugstore	October 5, 2005	2000	4,328,500	114,710	15,120	100%
Rite Aid — Alliance, OH	Drugstore	October 20, 2005	1996	2,100,000	42,000	11,348	100%
La-Z-Boy — Glendale, AZ	Home furnishings	October 25, 2005	2001	5,691,525	148,000	23,000	100%
Walgreens — Florissant, MO	Drugstore	November 2, 2005	2001	5,187,632	111,671	15,120	100%
Walgreens — Saint Louis, MO (Gravois)	Drugstore	November 2, 2005	2001	6,152,942	108,917	15,120	100%
Walgreens — Saint Louis, MO (Telegraph)	Drugstore	November 2, 2005	2001	5,059,426	132,412	15,120	100%
Walgreens — Columbia, MO	Drugstore	November 22, 2005	2002	6,271,371	125,000	13,973	100%
Walgreens — Olivette, MO	Drugstore	November 22, 2005	2001	7,822,222	156,000	15,030	100%
CVS — Alpharetta, GA	Drugstore	December 1, 2005	1998	3,100,000	82,000	10,125	100%
Lowe’s — Enterprise, AL	Home improvement	December 1, 2005	1995	7,475,000	184,000	95,173	100%
CVS — Richland Hills, TX	Drugstore	December 8, 2005	1997	3,660,000	97,000	10,908	100%
FedEx — Rockford, IL	Distribution	December 9, 2005	1994	6,150,000	149,000	67,925	100%
Plastech — Auburn Hills, MI	Automotive parts	December 15, 2005	1995	23,600,000	472,000	111,881	100%
Academy Sports — Macon, GA	Sporting goods	January 6, 2006	2005	5,600,000	148,000	74,532	100%
David’s Bridal — Lenexa, KS	Specialty retail	January 11, 2006	2005	3,270,000	83,000	12,083	100%
Rite Aid — Enterprise, AL	Drugstore	January 26, 2006	2005	3,714,000	94,000	14,564	100%
Rite Aid — Wauseon, OH	Drugstore	January 26, 2006	2005	3,893,679	79,000	14,564	100%
Staples — Crossville, TN	Office supply	January 26, 2006	2001	2,900,000	77,000	23,942	100%
Rite Aid — Saco, ME	Drugstore	January 27, 2006	1997	2,500,000	64,000	11,180	100%
Wadsworth Boulevard — Denver, CO	Specialty Retail/Warehouse Club	February 6, 2006	1991	18,500,000	490,000	198,477	100%
Mountainside Fitness — Chandler, AZ	Health and fitness	February 9, 2006	2001	5,863,000	117,000	31,063	100%
Drexel Heritage — Hickory, NC	Furnishings	February 24, 2006	1963	4,250,000	113,000	261,057	100%
Rayford Square — Spring, TX	Automotive parts/Restaurant/Specialty Retail	March 2, 2006	1973	9,900,000	257,000	79,968	100%
CVS — Portsmouth, OH	Drugstore	March 8, 2006	1997	2,166,000	57,000	10,170	100%
Wawa — Hockessin, DE	Convenience stores	March 29, 2006	2000	4,830,000	—	5,160	100%
Wawa — Manahawkin, NJ	Convenience stores	March 29, 2006	2000	4,414,000	—	4,695	100%
Wawa — Narbeth, PA	Convenience stores	March 29, 2006	2000	4,206,000	—	4,461	100%
CVS — Lakewood, OH	Drugstore/Financial Services	April 20, 2006	1996	2,450,000	62,000	12,800	100%
Rite Aid — Cleveland, OH	Drugstore	April 27, 2006	1997	2,568,700	71,000	11,325	100%
Rite Aid — Fremont, OH	Drugstore	April 27, 2006	1997	2,524,500	70,000	11,325	100%
Walgreens — Knoxville, TN	Drugstore	May 8, 2006	2000	4,750,000	125,000	15,120	100%
CVS — Madison, MS	Drugstore	May 26, 2006	2004	4,463,088	28,000	13,824	100%
Rite Aid — Defiance, OH	Drugstore	May 26, 2006	2005	4,326,165	23,000	14,564	100%
Conns — San Antonio, TX	Consumer electronics	May 26, 2006	2002	4,624,619	36,000	25,230	100%
Dollar General — Crossville, TN	Specialty retail	June 2, 2006	2006	3,000,000	80,000	24,341	100%
Dollar General — Ardmore, TN	Specialty retail	June 9, 2006	2005	2,775,000	73,000	24,341	100%
Dollar General — Livingston, TN	Specialty retail	June 12, 2006	2006	2,856,000	76,000	24,341	100%
Wehrenberg — Arnold, MO	Theaters	June 14, 2006	1998	8,200,000	82,000	50,000	100%
Sportmans Warehouse — Wichita, KS	Specialty retail	June 27, 2006	2006	8,231,000	226,000	50,003	100%
CVS — Portsmouth, OH	Drugstore	June 28, 2006	1997	2,101,708	61,000	10,650	100%
Advance Auto — Greenfield, IN	Automotive parts	June 29, 2006	2003	1,375,500	28,000	7,000	100%

						Rentable
			Year	Purchase	Fees Paid to	Square	Physical
Property	Type	Date Acquired	Built	Price	Sponsor(1)	Feet	Occupancy

Advance Auto — Trenton, OH	Automotive parts	June 29, 2006	2003	1,060,000	21,000	7,000	100%
Rite Aid — Lansing, MI	Drugstore	June 29, 2006	1950	1,735,000	45,000	11,680	100%
Advance Auto — Columbia Heights, MN	Automotive parts	July 6, 2006	2005	1,730,578	45,000	7,000	100%
Advance Auto — Fergus Falls, MN	Automotive parts	July 6, 2006	2005	1,203,171	31,000	7,000	100%
CVS — Okeechobee, FL	Drugstore	July 7, 2006	2001	6,459,262	41,000	13,050	100%
Office Depot — Dayton, OH	Office supply	July 7, 2006	2005	3,416,526	21,000	19,880	100%
Advance Auto — Holland, MI	Automotive parts	July 12, 2006	2006	2,071,843	12,000	7,000	100%
Advance Auto — Holland Township, MI	Automotive parts	July 12, 2006	2006	2,137,244	12,000	7,000	100%
Advance Auto — Zeeland, MI	Automotive parts	July 12, 2006	2006	1,840,715	11,000	7,000	100%
CVS — Orlando, FL	Drugstore	July 12, 2006	2005	4,956,763	30,000	13,013	100%
Office Depot — Greenville, MS	Office supply	July 12, 2006	2000	3,491,470	22,000	25,083	100%
Office Depot — Warrensburg, MO	Office supply	July 19, 2006	2001	2,880,552	18,000	20,000	100%
CVS — Gulfport, MS	Drugstore	August 10, 2006	2000	4,414,117	26,000	11,359	100%
Advance Auto — Grand Forks, ND	Automotive parts	August 15, 2006	2005	1,399,657	36,000	7,000	100%
CVS — Clinton, NY	Drugstore	August 24, 2006	2006	3,050,000	80,000	10,055	100%
Oxford Theatre — Oxford, MS	Theaters	August 31, 2006	2006	9,692,503	246,000	35,000	100%
Advance Auto — Duluth, MN	Automotive parts	September 8, 2006	2006	1,432,565	9,000	7,000	100%
Walgreens — Picayune, MS	Drugstore	September 15, 2006	2006	4,255,000	113,000	14,820	100%
Kohl’s — Wichita, KS	Apparel	September 27, 2006	1996	7,866,000	209,000	86,584	100%
Lowe’s — Lubbock, TX	Home improvement	September 27, 2006	1996	11,508,000	305,000	137,480	100%
Lowe’s — Midland, TX	Home improvement	September 27, 2006	1996	11,099,000	293,000	134,050	100%
Advance Auto — Grand Bay, AL	Automotive parts	September 29, 2006	2005	1,115,605	22,000	7,000	100%
Advance Auto — Hurley, MS	Automotive parts	September 29, 2006	2005	1,083,195	22,000	7,000	100%
Advance Auto — Rainsville, AL	Automotive parts	September 29, 2006	2005	1,328,000	27,000	7,000	100%
Gold’s Gym — O’Fallon, IL	Health and fitness	September 29, 2006	2005	7,300,000	183,000	38,000	100%
Rite Aid — Glassport, PA	Drugstore	October 4, 2006	2006	3,788,000	99,000	14,564	100%
David’s Bridal/Radio Shack — Topeka, KS	Specialty Retail/Consumer Electronics	October 13, 2006	2006	3,021,000	60,000	10,150	100%
Rite Aid — Hanover, PA	Drugstore	October 17, 2006	2006	6,330,000	168,000	14,584	100%
American TV & Appliance — Peoria, IL	Consumer electronics	October 23, 2006	2003	11,336,983	304,000	126,852	100%
Tractor Supply — La Grange, TX	Specialty retail	November 6, 2006	2006	2,580,000	66,000	24,727	100%
Staples — Peru, IL	Office supply	November 9, 2006	1998	3,215,000	83,000	23,925	100%
Fedex — Council Bluffs, IA	Distribution	November 15, 2006	1999	3,361,000	89,000	23,510	100%
Fedex — Edwardsville, KS	Distribution	November 15, 2006	1999	19,815,000	525,000	155,965	100%
CVS — Glenville Scotia, NY	Drugstore	November 16, 2006	2006	5,250,000	139,000	12,900	100%
Advance Auto — Ashland, KY	Automotive parts	November 17, 2006	2006	1,681,000	34,000	7,000	100%
Advance Auto — Jackson, OH	Automotive parts	November 17, 2006	2005	1,352,000	27,000	7,000	100%
Advance Auto — New Boston, OH	Automotive parts	November 17, 2006	2005	1,516,000	30,000	7,000	100%
Advance Auto — Scottsburg, IN	Automotive parts	November 17, 2006	2006	1,272,000	25,000	7,000	100%
Tractor Supply — Livingston, TN	Specialty retail	November 22, 2006	2006	3,100,000	79,000	24,727	100%
Tractor Supply — New Braunfels, TX	Specialty retail	November 22, 2006	2006	3,150,000	81,000	24,727	100%
Office Depot — Benton, AR	Office supply	November 21, 2006	2001	3,275,000	87,000	20,515	100%
Old Time Pottery — Fairview Heights, IL	Home furnishings	November 21, 2006	1979	4,280,000	107,000	97,849	100%
Infiniti — Davie, FL	Motor vehicle dealerships	November 30, 2006	2006	9,432,000	189,000	20,927	100%
Office Depot — Oxford, MS	Office supply	December 1, 2006	2006	3,487,450	93,000	20,000	100%
Tractor Supply — Crockett, TX	Specialty retail	December 1, 2006	2006	2,450,000	62,000	24,727	100%
Mercedes Benz — Atlanta, GA	Motor vehicle dealerships	December 15, 2006	2000	11,760,000	235,000	40,588	100%

						Rentable
			Year	Purchase	Fees Paid to	Square	Physical
Property	Type	Date Acquired	Built	Price	Sponsor(1)	Feet	Occupancy

Dick’s Sporting Goods — Amherst, NY	Sporting goods	December 20, 2006	1986	9,725,000	195,000	55,745	100%
Chili’s — Paris, TX	Restaurant	December 28, 2006	1999	2,750,000	73,000	6,698	100%
Staples — Clarksville, IN	Office supply	December 29, 2006	2006	4,430,000	118,000	20,388	100%
HOM — Fargo, ND	Furniture retail	January 4, 2007	2004	12,000,000	288,000	122,108	100%
La-Z-Boy — Newington, CT	Furnishings store	January 5, 2007	2006	6,900,000	179,000	20,701	100%
Advance Auto — Maryland Heights, MO	Specialty retailer	January 12, 2007	2005	1,893,000	38,000	7,000	100%
Victoria Crossing — Victoria, TX	Shopping center	January 12, 2007	2006	12,608,000	338,000	87,473	92.3%
Academy Sports — Katy, TX	Headquarters	January 18, 2007	1976	102,000,000	2,683,000	1,500,596	100%
Gordmans — Peoria, IL	Department store	January 18, 2007	2006	9,000,000	230,000	60,947	100%
One Pacific Place — Omaha, NE	Shopping center	February 6, 2007	1988	36,000,000	954,000	91,564	95.2%
Sack n’ Save/O’Reilly Auto — Garland, TX	Shopping center	February 6, 2007	1970	5,060,000	134,000	65,295	100%
Tractor Supply — Ankeny, IA	Specialty retail	February 9, 2007	2006	3,000,000	60,000	19,097	100%
ABX Air — Coventry, RI	distribution center	February 16, 2007	1998	4,090,000	107,000	33,000	100%
Office Depot — Enterprise, AL	office supply	February 27, 2007	2006	2,776,357	75,000	20,000	100%
Northern Tool — Blaine, MN	Specialty retail	February 28, 2007	2006	4,900,000	130,000	25,488	100%
Office Max — Orangeburg, SC	office supply	February 28, 2007	1999	3,125,000	82,000	23,500	100%
Walgreens — Cincinnati, OH	drug store	March 6, 2007	2000	5,140,000	136,000	15,120	100%
Walgreens — Madeira, OH	drug store	March 6, 2007	1998	4,425,000	118,000	13,905	100%
Walgreens — Sharonville, OH	drug store	March 6, 2007	1998	4,085,000	109,000	13,905	100%
AT&T — Beaumont, TX	office building	March 19, 2007	1971	12,275,000	332,000	141,525	100%
Walgreens — Shreveport, LA	Drugstore	March 23, 2007	1998	4,140,000	111,000	13,905	100%
Cost-U-Less — St. Croix, USVI	Warehouse Club	March 26, 2007	2005	6,210,000	164,000	38,365	100%
Gallina Centro — Collierville, TN	Shopping center	March 26, 2007	2000	17,750,000	497,000	142,727	100%
Apria Healthcare — St. John, MO	Healthcare	March 28, 2007	1996	6,500,000	130,000	52,200	100%
Logan’s Roadhouse — Fairfax, VA	Restaurant	March 28, 2007	1998	3,209,000	80,000	7,839	100%
Logan’s Roadhouse — Johnson City, TN	Restaurant	March 28, 2007	1996	3,866,000	97,000	7,839	100%
Center at 7500 Cottonwood — Jenison, MI	Shopping center	March 30, 2007	1993	5,290,000	106,000	84,933	100%
Eckerd — Lincolnton, NC	Drugstore	April 3, 2007	1998	2,262,000	61,000	10,908	100%
Tractor Supply — Greenfield, MN	Specialty retail	April 2, 2007	2006	4,050,000	103,000	22,675	100%
Lincoln Place — Fairview Heights, IL	Shopping center	April 5, 2007	1998	44,000,000	1,234,320	272,829	100%
Ashley Furniture — Amarillo, TX	Furniture retail	April 6, 2007	1980	5,920,000	159,000	74,797	100%
Pocatello Square — Pocatello, ID	Shopping center	April 6, 2007	2006	23,000,000	632,500	138,925	90%
Tractor Supply — Paw Paw, MI	Specialty retail	April 9, 2007	2006	3,095,000	82,000	22,670	100%
Tractor Supply — Marinette, WI	Specialty retail	April 9, 2007	2006	2,950,000	78,000	19,097	100%
Staples — Greenville, SC	Office supply	April 11, 2007	2007	4,545,000	120,000	20,388	100%
Big 5 Center — Aurora, CO	Retail center	April 11, 2007	2006	4,290,000	114,000	15,800	100%

				$811,349,376	$19,235,845	6,032,670

(1)	Fees paid to sponsor include payments made to an affiliate of our advisor for acquisition fees in connection with the property acquisition and payments to our advisor for finance coordination fees for services in connection with the origination or assumption of debt financing obtained to acquire the respective property. For more detailed information on fees paid to affiliates of our sponsor, see the section captioned “Management Compensation” beginning on page 59 of the prospectus.

The following table sets forth the principal provisions of the lease terms for the major tenants at each property listed above.

			Total	% of		Current	Base
	Number		Square	Total		Annual	Rent per
	of		Feet	Square	Renewal	Base	Square	Lease Term
Property	Tenants	Major Tenants*	Leased	Feet	Options**	Rent	Foot	Beginning	To

Tractor Supply — Parkersburg, WV	1	Tractor Supply Company	21,688	100%	4/5 yr.	$228,147	$10.52	9/26/2005	7/31/2010

						250,962	11.57	8/1/2010	7/31/2015

						276,058	12.73	8/1/2015	7/31/2020

Walgreens — Brainerd, MN	1	Walgreen Co.	15,120	100%	8/5 yr.	303,000	20.04	10/5/2005	6/30/2020

Rite Aid — Alliance, OH	1	Rite Aid of Ohio, Inc.	11,348	100%	6/5 yr.	189,023	16.66	10/20/2005	4/30/2017

La-Z-Boy — Glendale, AZ	1	EBCO, Inc.	23,000	100%	3/5 yr.	419,750	18.25	10/25/2005	10/31/2015

Walgreens — Florissant, MO	1	Walgreen Co.	15,120	100%	8/5 yr.	344,000	22.75	11/2/2005	2/28/2021

Walgreens — Saint Louis, MO (Gravois)	1	Walgreen Co.	15,120	100%	8/5 yr.	408,000	26.98	11/2/2005	10/31/2021

Walgreens — Saint Louis, MO (Telegraph)	1	Walgreen Co.	15,120	100%	8/5 yr.	335,500	22.19	11/2/2005	12/31/2021

Walgreens — Columbia, MO	1	Walgreen Co.	13,973	100%	8/5 yr.	427,300	30.58	11/22/2005	6/30/2022

Walgreens — Olivette, MO	1	Walgreen Co.	15,030	100%	10/5 yr.	528,000	35.13	11/22/2005	10/31/2026

CVS — Alpharetta, GA	1	Mayfield CVS, Inc.,	10,125	100%	3/5 yr.	206,600	20.40	12/1/2005	5/31/2008

						218,997	21.63	6/1/2008	5/31/2013

						232,136	22.93	6/1/2013	1/31/2019

Lowe’s — Enterprise, AL	1	Lowe’s Home Centers, Inc	95,173	100%	6/5 yr.	500,000	5.25	12/1/2005	4/30/2015

CVS — Richland Hills, TX	1	CVS EGL Grapevine N Richland Hills Texas, LP	10,908	100%	4/5 yr.	265,249	24.32	12/8/2005	8/28/2007

						270,849	24.83	8/29/2007	8/28/2012

						276,449	25.34	8/29/2012	8/28/2017

FedEx — Rockford, IL	1	Fed Ex Ground Package System, Inc.	67,925	100%	2/5 yr.	445,632	6.56	12/9/2005	9/30/2015

Plastech — Auburn Hills, MI	1	LDM Technologies, Inc.	111,881	100%	2/5 yr.	1,790,100	16.00	12/15/2005	1/31/2021(2)

Academy Sports — Macon, GA	1	Academy, LTD	74,532	100%	4/5 yr.	408,804	5.48	1/6/2006	1/31/2011

						421,064	5.65	2/1/2011	1/31/2016

						433,695	5.82	2/1/2016	1/31/2021

						446,706	5.99	2/1/2021	1/31/2026

David’s Bridal — Lenexa, KS	1	David’s Bridal, Inc.	12,083	100%	2/5 yr.	235,200	19.47	1/11/2006	12/31/2010

						258,720	21.41	1/1/2011	12/31/2015

Rite Aid — Enterprise, AL	1	Harco, Inc.	14,564	100%	6/5 yr.	289,629	19.89	1/26/2006	1/31/2026

Rite Aid — Wauseon, OH	1	Rite Aid of Ohio, Inc.	14,564	100%	6/5 yr.	311,720	21.40	1/26/2006	1/31/2026

Staples — Crossville, TN	1	Staples the Office Superstore East, Inc	23,942	100%	3/5 yr.	221,463	9.25	1/26/2006	6/30/2016

Rite Aid — Saco, ME	1	Rite Aid of Maine, Inc.	11,180	100%	4/5 yr.	210,743	18.85	1/27/2006	2/28/2017

Wadsworth Boulevard — Denver, CO	2	Sam’s PW, Inc.	108,224	55%	10/5 yr.	820,245	7.58	2/8/2006	11/30/2016

		Hob-Lob Limited Partnership	90,253	45%	10/5 yr.	585,000	6.48	2/8/2006	10/31/2016

Mountainside Fitness — Chandler, AZ	1	Hatten Holdings, Inc.	31,063	100%	2/5 yr.	469,051	15.10	2/10/2006	12/31/2006

						523,101	16.84	1/1/2007	12/31/2011

						583,363	18.78	1/1/2012	12/31/2016

						651,391	20.97	1/1/2017	7/18/2022

Drexel Heritage — Hickory, NC	1	Drexel Heritage Furniture	261,057	100%	3/5 yr.	338,078	1.30	2/24/2006	9/8/2010

		Industries, Inc.				390,090	1.49	9/9/2010	9/8/2015

Rayford Square — Spring, TX	5	Academy Corp	50,500	63%	2/5 yr.	371,175	7.35	3/1/2006	10/31/2009

						383,800	7.60	11/1/2009	10/31/2014

						396,425	7.85	11/1/2014	10/31/2019

						409,050	8.10	11/1/2019	10/31/2024

		CB Jackson	12,302	15%	None	125,484	10.20	3/1/2006	12/31/2008

		Hi-Lo Auto Supply, LP	8,136	10%	1/5 yr.	60,720	7.46	3/1/2006	3/31/2008

CVS — Portsmouth — OH (Scioto Trail)	1	Revco Discount Drug Centers, inc.	10,170	100%	4/5 yr.	153,333	15.08	3/8/2006	7/31/2008

						156,666	15.40	8/1/2008	7/31/2013

						160,000	15.73	8/1/2013	7/31/2018

Wawa — Hockessin, DE	1	Wawa, Inc.	5,160	100%	6/5-9 yrs.	365,185	70.77	3/29/2006	12/31/2021(3)

Wawa — Manahawkin, NJ	1	Wawa, Inc.	4,695	100%	6/5-9 yrs.	332,276	70.77	3/29/2006	12/31/2021(3)

Wawa — Narbeth, PA	1	Wawa, Inc.	4,461	100%	6/5-9 yrs.	315,715	70.77	3/29/2006	12/31/2021(3)

			Total	% of		Current	Base
	Number		Square	Total		Annual	Rent per
	of		Feet	Square	Renewal	Base	Square	Lease Term
Property	Tenants	Major Tenants*	Leased	Feet	Options**	Rent	Foot	Beginning	To

CVS — Lakewood, OH	2	Revco Discount Drug Centers	10,800	84%	2/5 yr.	180,900	16.75	4/20/2006	9/30/2006

						191,700	17.75	10/1/2006	9/30/2016

		Charter One Bank, N.A	2,000	16%	1/5yr	30,992	15.50	4/20/2006	7/31/2006

						33,898	16.95	8/1/2006	7/31/2011

Rite Aid — Cleveland, OH	1	Rite Aid of Ohio, Inc.	11,325	100%	6/5 yr.	220,470	19.47	4/27/2006	6/30/2018

Rite Aid — Fremont, OH	1	Rite Aid of Ohio, Inc.	11,325	100%	6/5 yr.	201,955	17.83	4/27/2006	2/28/2018

Walgreens — Knoxville, TN	1	Walgreen Co.	15,120	100%	8/5 yr.	350,000	23.15	5/8/2006	5/31/2020

CVS — Madison, MS	1	CVS EGL Highland Madison MS, Inc.	13,824	100%	4/5 yr.	302,484	21.88	5/26/2006	6/10/2024

Rite Aid — Defiance, OH	1	Rite Aid of Ohio, Inc.	14,564	100%	6/5 yr.	337,917	23.20	5/26/2006	1/31/2026

Conns — San Antonio, TX	1	CAI, LP	25,230	100%	5/3 yr.	338,000	13.40	5/26/2006	4/30/2008

						351,520	13.93	5/1/2008	4/30/2011

						365,581	14.49	5/1/2011	4/30/2014

						380,204	15.07	5/1/2014	4/30/2017

Dollar General — Crossville, TN	1	Dolgencorp, Inc.	24,341	100%	6/5 yr.	217,852	8.95	6/2/2006	3/31/2016

						239,637	9.84	4/1/2016	3/31/2021

Dollar General — Ardmore, TN	1	Dolgencorp, Inc.	24,341	100%	6/5 yr.	208,116	8.55	6/9/2006	11/30/2015

						228,928	9.41	12/1/2015	11/30/2020

Dollar General — Livingston, TN	1	Dolgencorp, Inc.	24,341	100%	6/5 yr.	214,200	8.80	6/12/2006	4/30/2016

						235,620	9.68	5/1/2016	4/30/2021

Wehrenberg Theatre — Arnold, MO	1	Wehrenberg, Inc.	50,000	100%	2/5 yr.	784,453	15.69	6/14/2006	3/31/2009

						836,094	16.72	4/1/2009	3/31/2014

						897,572	17.95	4/1/2014	3/31/2019

Sportmans Warehouse — Wichita, KS	1	Sportsman’s Warehouse, Inc.,	50,003	100%	5/5 yr.	639,046	12.78	6/27/2006	4/30/2011

						670,998	13.42	5/1/2011	4/30/2016

						704,548	14.09	5/1/2016	4/30/2021

CVS — Portsmouth — OH (Chillicothe)	1	Revco Discount Drug Centers, Inc.	10,650	100%	4/5 yr.	143,700	13.49	6/28/2006	11/30/2007

						149,100	14.00	12/1/2007	11/30/2017

Advance Auto — Greenfield, IN	1	Advance Stores Company, Inc.	7,000	100%	2/5 yr.	110,040	15.72	6/29/2006	6/30/2013

Advance Auto — Trenton, OH	1	Advance Stores Company, Inc.	7,000	100%	2/5 yr.	84,782	12.11	6/29/2006	6/30/2013

Rite Aid — Lansing, MI	1	Rite Aid of Michigan, Inc.	11,680	100%	4/5 yr.	160,480	13.74	6/29/2006	12/31/2006

						166,320	14.24	1/1/2007	12/31/2011

						172,160	14.74	1/1/2012	12/31/2016

Advance Auto — Columbia Heights, MN	1	Advance Stores Company, Inc.	7,000	100%	3/5 yr.	131,524	18.79	7/6/2006	1/31/2016

						138,100	19.73	2/1/2016	1/31/2021

Advance Auto — Fergus Falls, MN	1	Advance Stores Company, Inc.	7,000	100%	3/5 yr.	91,441	13.06	7/6/2006	11/30/2015

						96,013	13.72	12/1/2015	11/30/2020

CVS — Okeechobee, FL	1	Eckerd Corporation	13,050	100%	5/5 yr.	435,130	33.34	7/7/2006	7/5/2026

Office Depot — Dayton, OH	1	Office Depot, Inc.	19,880	100%	4/5 yr.	237,566	11.95	7/7/2006	12/31/2021

Advance Auto — Holland, MI	1	Advance Stores Company, Inc.	7,000	100%	3/5 yr.	149,063	21.29	7/12/2006	1/31/2016

						163,969	23.42	2/1/2016	1/31/2021

Advance Auto — Holland Township, MI	1	Advance Stores Company, Inc.	7,000	100%	3/5 yr.	153,908	21.99	7/12/2006	1/31/2016

						169,299	24.19	2/1/2016	1/31/2021

Advance Auto — Zeeland, MI	1	Advance Stores Company, Inc.	7,000	100%	3/5 yr.	132,089	18.87	7/12/2006	1/31/2016

						145,298	20.76	2/1/2016	1/31/2026

CVS — Orlando, FL	1	CVS EGL Lake Pickett FL, LLC	13,013	100%	4/5 yr.	324,765	24.96	7/12/2006	11/1/2025

Office Depot — Greenville, MS	1	Office Depot, Inc.	25,083	100%	3/5 yr.	256,804	10.24	7/12/2006	9/30/2015

Office Depot — Warrensburg, MO	1	Office Depot, Inc.	20,000	100%	4/5 yr.	210,000	10.50	7/19/2006	8/31/2016

CVS — Gulfport, MS	1	CVS EGL East Pass Gulfport MS, Inc.	11,359	100%	4/5 yr.	281,136	24.75	8/10/2006	10/24/2025

Advance Auto — Grand Forks, ND	1	Advance Stores Company, Inc.	7,000	100%	3/5 yr.	106,375	15.20	8/15/2006	12/31/2015

						111,694	15.96	1/1/2016	12/31/2020

CVS — Clinton, NY	1	CVS BDI, Inc.,	10,055	100%	4/5 yr.	222,661	22.14	8/24/2006	1/31/2032

Oxford Theatre — Oxford, MS	1	Oxford Theater Company, Inc.	35,000	100%	N/A	848,088	24.23	8/31/2006	7/31/2011

						883,092	25.23	8/1/2011	7/31/2016

						918,084	26.23	8/1/2016	7/31/2021

						953,088	27.23	8/1/2021	7/31/2026

Advance Auto — Duluth, MN	1	Advance Stores Company, Inc.	7,000	100%	3/5 yr.	108,875	15.55	9/8/2006	2/28/2016

						114,319	16.33	3/1/2016	2/28/2021

Walgreens — Picayune, MS	1	Walgreen Co.	14,820	100%	10/5 yr.	291,385	19.66	9/15/2006	3/31/2031

Kohl’s — Wichita, KS	1	Kohl’s Illinois, Inc.	86,584	100%	6/5 yr.	601,759	6.95	9/27/2006	1/28/2017

			Total	% of		Current	Base
	Number		Square	Total		Annual	Rent per
	of		Feet	Square	Renewal	Base	Square	Lease Term
Property	Tenants	Major Tenants*	Leased	Feet	Options**	Rent	Foot	Beginning	To

Lowe’s — Lubbock, TX	1	Lowe’s Home Centers, Inc.	137,480	100%	6/5 yr.	861,280	6.26	9/27/2006	4/30/2016

Lowe’s — Midland, TX	1	Lowe’s Home Centers, Inc.	134,050	100%	6/5 yr.	829,960	6.19	9/27/2006	4/30/2016

Advance Auto — Grand Bay, AL	1	Advance Stores Company, Inc.	7,000	100%	3/5 yr.	84,786	12.11	9/29/2006	8/31/2015

						93,265	13.32	9/1/2015	8/31/2020

Advance Auto — Hurley, MS	1	Advance Stores Company, Inc.	7,000	100%	3/5 yr.	82,324	11.76	9/29/2006	3/31/2016

						90,556	12.94	4/1/2016	3/31/2021

Advance Auto — Rainsville, AL	1	Advance Stores Company, Inc.	7,000	100%	3/5 yr.	100,928	14.42	9/29/2006	12/31/2015

						111,021	15.86	1/1/2015	12/31/2020

Gold’s Gym — O’Fallon, IL	1	Gold’s St Louis, LLC	38,000	100%	2/5 yr.	588,000	15.47	9/29/2006	9/30/2015

						616,800	16.23	10/1/2015	9/30/2019

Rite Aid — Glassport, PA	1	Rite Aid of Pennsylvania, Inc.	14,564	100%	6/5 yr.	295,504	20.29	10/4/2006	7/31/2026

David’s Bridal/Radio Shack — Topeka, KS	2	David’s Bridal, Inc.	7,750	76%		166,625	21.50	10/13/2006	10/31/2011

						183,288	23.65	11/1/2011	10/31/2016

		Radio Shack Corporation	2,400	24%		60,000	25.00	10/13/2006	1/31/2012

Rite Aid — Hanover, PA	1	Rite Aid	14,584	100%	4/5 yr.	493,787	33.86	10/17/2006	10/31/2026

American TV & Appliance — Peoria, IL	1	American TV & Appliance of Madison, Inc.	126,852	100%	8/5 yr.	840,750	6.63	10/23/2006	9/23/2008

						924,825	7.29	9/24/2008	9/23/2013

						1,017,308	8.02	9/24/2013	9/23/2018

Tractor Supply — La Grange, TX	1	Tractor Supply Texas	24,727	100%	4/5 yr.	189,000	7.64	11/6/2006	5/31/2011

						207,900	8.41	6/1/2011	5/31/2016

						228,690	9.25	6/1/2016	5/31/2021

Staples — Peru, IL	1	Staples the Office Superstore East, Inc	23,925	100%	3/5 yr.	255,998	10.70	11/10/2006	6/30/2003

						257,194	10.75	7/1/2003	6/30/2008

Fedex — Council Bluffs, IA	1	Fedex Freight East, Inc.	23,510	100%	4/5 yr.	258,390 252,054	10.80 10.72	7/1/2008 11/15/2006	6/30/2013 9/30/2021

Fedex — Edwardsville, KS	1	Fedex Freight East, Inc.	155,965	100%	4/5 yr.	1,486,123	9.53	11/15/2006	9/30/2021

CVS — Glenville Scotia, NY	1	CVS Mack Drug of New York, LLC	12,900	100%	4/5 yr.	371,912	28.83	11/16/2006	1/31/2032

Advance Auto — Ashland, KY	1	Advance Stores Company, Inc.	7,000	100%	3/5 yr.	126,948	18.14	11/17/2006	6/30/2016

						139,643	19.95	7/1/2016	6/30/2021

Advance Auto — Jackson, OH	1	Advance Stores Company, Inc.	7,000	100%	3/5 yr.	102,100	14.59	11/17/2006	9/30/2015

						112,304	16.04	10/1/2015	9/30/2020

Advance Auto — New Boston, OH	1	Advance Stores Company, Inc.	7,000	100%	3/5 yr.	114,501	16.36	11/17/2006	6/30/2015

						125,951	17.99	7/1/2015	6/30/2020

Advance Auto — Scottsburg, IN	1	Advance Stores Company, Inc.	7,000	100%	3/5 yr.	96,008	13.72	11/17/2006	8/31/2016

						100,808	14.40	9/1/2016	8/31/2021

Tractor Supply — Livingston, TN	1	Tractor Supply Texas	24,727	100%	4/5 yr.	225,000	9.10	11/22/2006	11/13/2011

						247,500	10.01	11/14/2011	11/13/2016

						272,250	11.01	11/14/2016	11/13/2021

Tractor Supply — New Braunfels, TX	1	Tractor Supply Texas	24,727	100%	4/5 yr.	224,500	9.08	11/22/2006	2/28/2011

						246,950	9.99	3/1/2011	2/28/2016

						271,645	10.99	3/1/2016	2/28/2021

Office Depot — Benton, AR	1	Office Depot, Inc.	20,515	100%	4/5 yr.	246,180	12.00	11/21/2006	11/30/2011

						251,309	12.25	12/1/2011	11/30/2016

Old Time Pottery — Fairview Heights, IL	1	Old Time Pottery, Inc.	97,849	100%	3/5 yr.	342,472	3.50	11/21/2006	12/31/2010

						366,934	3.75	1/1/2011	12/30/2015

Infiniti — Davie, FL	1	Warren Henry Automobiles, Inc.	20,927	100%	4/5 yr.	707,395	33.80	11/30/2006	7/1/2021(4)

Office Depot — Oxford, MS	1	Office Depot, Inc.	20,000	100%	3/5 yr.	264,000	13.20	12/1/2006	10/31/2016

						290,000	14.50	11/1/2016	10/31/2021

Tractor Supply — Crockett, TX	1	Tractor Supply Texas	24,727	100%	4/5 yr.	179,000	7.24	12/1/2006	10/23/2011

						196,900	7.96	10/24/2011	10/23/2016

						216,590	8.76	10/24/2016	10/23/2021

Mercedes Benz — Atlanta, GA	1	Atlanta Eurocars	40,588	100%	4/5 yr.	900,000	22.17	12/15/2006	12/31/2011

						990,000	24.39	1/1/2012	12/31/2016

						1,089,000	26.83	1/1/2017	12/31/2021

						1,197,900	29.51	1/1/2022	12/31/2026

Dick’s Sporting Goods — Amherst, NY	1	Dick’s Sporting Goods	55,745	100%	3/5 yr.	762,592	13.68	12/20/2006	11/30/2010

						790,464	14.18	12/1/2010	11/30/2015

Chili’s — Paris, TX	1	Brinker Texas, L.P.	6,698	100%	2/5 yr.	200,913	30.00	12/28/2006	11/30/2025

Staples — Clarksville, IN	1	Staples the Office Superstore East, Inc.	20,388	100%	3/5 yr.	326,208	16.00	12/29/2006	10/31/2011

						356,790	17.50	11/1/2011	10/31/2016

			Total	% of		Current	Base
	Number		Square	Total		Annual	Rent per
	of		Feet	Square	Renewal	Base	Square	Lease Term
Property	Tenants	Major Tenants*	Leased	Feet	Options**	Rent	Foot	Beginning	To

HOM — Fargo, ND	1	HOM Furniture, Inc.	122,108	100%	4/5 yr.	968,000	7.93	1/4/2007	12/31/2011

						1,017,159	8.33	1/1/2012	12/31/2016

						1,070,877	8.77	1/1/2017	1/31/2022

La-Z-Boy — Newington, CT	1	LZB Furniture Galleries of Paramus, Inc.	20,701	100%	2/5 yr.	496,824	24.00	1/5/2007	12/31/2016

						558,297	27.00	1/1/2017	12/26/2021

Advance Auto — Maryland Heights, MO	1	Advance Stores Company, Inc.	7,000	100%	3/5 yr.	142,940	20.42	1/12/2007	2/28/2016

						150,088	21.44	3/1/2016	2/28/2021

Victoria Crossing — Victoria, TX	3	Ross Dress for Less, Inc.	30,187	35%	5/5 yr.	279,230	9.25	1/12/2007	1/31/2012

						286,777	9.50	2/1/2012	1/31/2017

		Bed Bath & Beyond, Inc.	23,000	26%	5/5 yr.	172,500	7.50	1/12/2007	1/31/2017

		Petsmart, Inc.	20,087	23%	6/5 yr.	270,959	13.50	1/12/2007	5/31/2016

Academy Sports — Katy, TX	1	Academy Ltd	1,500,596	100%	8/5 yr.	7,038,000	4.69	1/18/2007	1/31/2027(5)

Gordmans — Peoria, IL	1	Gordmans, Inc.	60,947	100%	4/5 yr.	684,000	11.22	1/18/2007	3/31/2011

						714,000	11.72	4/1/2011	3/31/2016

One Pacific Place — Omaha, NE	24	No single tenant occupies greater than 10.0% of the rentable square feet of this property.

Sack n’ Save/O’Reilly Auto — Garland, TX	2	Minyard Food Stores, Inc.	58,695	90%	3/10 yr.	375,648	6.40	2/6/2007	4/30/2010
						396,191	6.75	5/1/2010	4/30/2020

		Hi-Lo Auto Supply, LP	6,600	10%	3/5 yr.	25,920	3.93	2/6/2007	6/30/2011

						27,994	4.24	7/1/2011	6/30/2016

						30,233	4.58	7/1/2016	6/30/2021

Tractor Supply — Ankeny, IA	1	Tractor Supply Company	19,097	100%	4/5 yr.	213,252	11.17	2/9/2007	8/23/2011

						234,576	12.28	8/24/2011	8/23/2016

						258,036	13.51	8/24/2016	8/23/2021

ABX Air — Coventry, RI	1	ABX Air, Inc.	33,000	100%	4/5 yr.	316,990	9.61	2/14/2007	1/31/2014(6)

Office Depot — Enterprise, AL	1	Office Depot, Inc.	20,000	100%	3/5 yr.	215,129	10.76	2/27/2007	10/31/2016

						225,135	11.26	11/1/2016	10/31/2021

Northern Tool — Blaine, MN	1	Northern Tool and Equipment, Inc.	25,488	100%	3/5 yr.	344,598	13.52	2/28/2007	11/30/2016

						380,536	14.93	12/1/2016	11/30/2021

Office Max — Orangeburg, SC	1	OfficeMax, Inc.	23,500	100%	4/5 yr.	252,625	10.75	2/28/2007	6/30/2014

Walgreens — Cincinnati, OH	1	Walgreen Co.	15,120	100%	8/5 yr.	365,000	24.14	3/5/2007	3/31/2020

Walgreens — Madeira, OH	1	Walgreen Co.	13,905	100%	8/5 yr.	314,000	22.58	3/5/2007	8/31/2018

Walgreens — Sharonville, OH	1	Walgreen Co.	13,905	100%	8/5 yr.	290,000	20.86	3/5/2007	10/31/2023

AT&T — Beaumont, TX	1	AT&T Services, Inc.	141,525	100%	2/5 yr.	900,473	6.36	3/19/2007	3/18/2012(7)

Walgreens — Shreveport, LA	1	Walgreen Co.	13,905	100%	8/5 yr.	327,000	23.52	3/23/2007	9/30/2019

Cost-U-Less — St. Croix, USVI	1	CULUSVI, Inc.	38,365	100%	2/5 yr.	512,000	13.35	3/26/2007	3/31/2022

Gallina Centro — Collierville, TN	11	Stein Mart, Inc.	36,000	34%	3/5 yr.	234,000	6.50	3/28/2007	3/31/2011

						252,000	7.00	4/1/2011	3/31/2016

		Kroger Limited Partnership, I	59,670	41%	11/5 yr.	172,000	2.88	3/28/2007	3/31/2011

						189,200	3.17	4/1/2011	3/31/2021

		Walgreen Co.	20,071	14%	8/5 yr.	350,000	17.44	5/9/2006	5/31/2016

Apria Healthcare — St. John, MO	1	Apria Healthcare, Inc.	52,200	100%	1/5 yr.	514,464	9.86	3/28/2007	10/31/2013

Logan’s Roadhouse — Fairfax, VA	1	Logan’s Roadhouse, Inc.	7,839	100%	5/5 yr.	224,619	28.65	3/28/2007	11/29/2026(8)

Logan’s Roadhouse — Johnson City, TN	1	Logan’s Roadhouse, Inc.	7,839	100%	5/5 yr.	270,623	34.52	3/28/2007	11/29/2026(9)

Center at 7500 Cottonwood — Jenison, MI	4	Hob-Lob Limited Partnership	54,533	64%	2/5 yr.	259,032	4.75	3/30/2007	10/31/2009

		Leppinks, Inc.	16,000	19%	3/5 yr.	97,104	6.07	3/30/2007	7/31/2007

						99,046	6.19	8/1/2007	7/31/2008

						101,027	6.31	8/1/2008	7/31/2009

						103,048	6.44	8/1/2009	7/31/2010

						105,108	6.57	8/1/2010	7/31/2011

Eckerd — Lincolnton, NC	1	ECK-001, LLC	10,908	100%	4/5 yr.	169,648	15.55	4/30/2007	8/7/2007

						175,100	16.05	8/8/2007	8/7/2012

						180,552	16.55	8/8/2012	8/7/2017

Tractor Supply — Greenfield, MN	1	Tractor Supply Company	22,675	100%	4/5 yr.	289,228	12.76	4/2/2007	3/31/2011

						318,150	14.03	4/1/2011	3/31/2016

						349,965	15.43	4/1/2016	3/31/2021

			Total	% of		Current	Base
	Number		Square	Total		Annual	Rent per
	of		Feet	Square	Renewal	Base	Square	Lease Term
Property	Tenants	Major Tenants*	Leased	Feet	Options**	Rent	Foot	Beginning	To

Lincoln Place — Fairview Heights, IL	19	Kohl’s Department Stores, Inc.	86,584	32%	5/5 yr.	530,760	6.13	4/5/2007	2/1/2020

		Ultimate Electronics, Inc.	31,000	13%	2/5 yr.	367,816	11.50	4/5/2007	2/28/2008

						409,780	12.81	3/1/2008	2/28/2010

						439,780	13.75	3/1/2010	2/28/2013

						483,758	15.13	3/1/2013	2/28/2018

		Marshalls of IL, LLC	30,000	11%	3/5 yr.	292,500	9.75	4/5/2007	8/31/2007

						307,500	10.25	9/1/2007	8/31/2012

		LNT, Inc.	28,023	10%		308,000	10.99	4/5/2007	8/31/2007

						322,000	11.49	9/1/2007	8/31/2012

Amarillo Furniture — Ashley, TX	1	Choice Furniture, Inc.	74,797	100%	N/A	463,741	6.20	4/6/2007	4/30/2011

						493,660	6.60	5/1/2011	4/30/2016

						523,579	7.00	5/1/2016	4/30/2021

Pocatello Square — Pocatello, ID	5	Sportsman’s Warehouse, Inc	47,979	35%	5/5 yr.	428,705	8.94	4/6/2007	11/30/2007

						476,605	9.93	12/1/2007	11/30/2008

						493,370	10.28	12/1/2008	11/30/2009

						514,925	10.73	12/1/2009	11/30/2010

						535,522	11.16	12/1/2010	11/30/2011

						562,346	11.72	12/1/2011	11/30/2016

						590,607	12.31	12/1/2016	11/30/2021

		Ross Dress for Less, Inc.	30,187	22%		530,760	17.58	4/6/2007	1/31/2017

		Staples the Office Superstore, Inc.	20,388	15%		243,637	11.95	4/6/2007	9/30/2016

Tractor Supply — Paw Paw, MI	1	Tractor Supply Company	22,670	100%	4/5 yr.	277,840	10.05	4/9/2007	12/10/2011

						250,624	11.06	12/11/2011	12/10/2016

						275,686	12.16	12/11/2016	12/10/2021

Tractor Supply — Marinette, WI		Tractor Supply Company	19,097	100%	4/5 yr.	213,933	11.20	4/9/2007	12/15/2011

						235,326	12.32	12/16/2011	12/15/2016

						258,858	13.55	12/16/2016	12/15/2021

Staples — Greenville, SC	1	Staples the Office Superstore East, Inc.	20,388	100%	4/5 yr.	318,053	15.60	4/11/2007	3/31/2012

						339,460	16.65	4/1/2012	3/31/2017

Big 5 Center — Aurora, CO	4	Big 5 Corporation	10,000	63%	3/5 yr.	150,000	15.00	4/11/2007	12/31/2011

						162,000	16.20	1/1/2012	12/31/2016

						178,200	17.82	1/1/2017	1/31/2022

		M-Fast, Inc.	3,500	22%	2/5 yr.	87,500	25.00	4/11/2007	12/31/2007

						88,900	25.40	1/1/2008	12/31/2008

						90,300	25.80	1/1/2009	12/31/2009

						91,700	26.20	1/1/2010	12/31/2010

						93,100	26.60	1/1/2011	12/31/2011

						94,500	27.00	1/1/2012	12/31/2012

						95,900	27.40	1/1/2013	12/31/2013

						97,300	27.80	1/1/2014	12/31/2014

						98,700	28.20	1/1/2015	12/31/2015

						100,100	28.60	1/1/2016	12/31/2016

*	Major tenants include those tenants that occupy greater than 10.0% of the rentable square feet of their respective property.

**	Represents option renewal period / term of each option.

(1)	The initial annual rent of $419,750 — as displayed in the table above — is subject to rental escalations of 2% each year through the remainder of the lease, which expires October 31, 2015. For the purposes of presentation the individual rental escalations were not displayed in the table above.

(2)	The annual base rent of $1,790,100 — as displayed in the table above — is fixed through the first 13 months of the initial lease term, with a 2.5% rental escalation beginning 14 months after the start of the initial lease term, and every 12 months thereafter for the remaining term of the lease, which expires January 31, 2021. For the purposes of presentation the individual rental escalations were not displayed in the table above.

(3)	The Wawa Properties are 100% leased to Wawa under a master lease agreement. The current aggregate annual base rent of $1,013,117 is fixed through the initial lease term and was allocated based on the square feet of each property as a percentage of the total square feet for all three properties.

(4)	The current aggregate annual base rent of $707,395 — as displayed in the table above — is fixed through July 1, 2007 with rental escalations of 1.25% each year for the remainder of the initial lease term, which expires July 1, 2021. For the purposes of presentation the individual rental escalations were not displayed in the table above.

(5)	The initial annual base rent under the lease is $7,038,000 — as displayed in the table above — increases each year, by 1.5% of the then current annual base rent. The initial term of the lease expires January 31, 2027. For the purposes of presentation the individual rental escalations were not displayed in the table above.

(6)	The current aggregate annual base rent of $316,990 — as displayed in the table above — is fixed through the first year of the initial lease term and increases 3% each year through the remainder of the lease term, which expires January 31, 2014. For the purposes of presentation the individual rental escalations were not displayed in the table above.

(7)	The current aggregate annual base rent of $900,473 is fixed through the first year of the initial lease, and increases 1.5% each year through the initial lease term, which expires March 31, 2017. For the purposes of presentation the individual rental escalations were not displayed in the table above.

(8)	The current aggregate annual base rent of $224,619 — as displayed in the table above — is fixed through November 29, 2007 with rental escalations of 1.75% each year for the remainder of the initial lease term, which expires November 29, 2026. For the purposes of presentation the individual rental escalations were not displayed in the table above.

(9)	The current aggregate annual base rent of $270,623 — as displayed in the table above — is fixed through November 29, 2007 with rental escalations of 1.75% each year for the remainder of the initial lease term, which expires November 29, 2026. For the purposes of presentation the individual rental escalations were not displayed in the table above.

Cole Realty Advisors has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the properties listed above and currently will receive a property management fee of 2.0% of the monthly gross revenues from our properties. We currently have no plan for any renovations, improvements or development of the properties listed above and we believe that all are adequately insured.

In connection with the property acquisitions noted above we incurred or assumed the following fixed and variable rate mortgage notes:

	Fixed			Variable
	Rate	Fixed		Rate		Total
	Loan	Interest	Maturity	Loan	Maturity	Loan
Property	Amount	Rate	Date	Amount	Date	Outstanding

Tractor Supply — Parkersburg, WV	$1,793,000	5.57%	10/11/15	$814,000	12/26/05	$2,607,000	(7)
Walgreens — Brainerd, MN	2,814,000	5.44%	10/11/15	649,000	1/4/06	3,463,000	(7)
Rite Aid — Alliance, OH	—	N/A	N/A	—	N/A	—
La-Z-Boy — Glendale, AZ	3,415,000	5.76%	11/11/10	1,138,000	1/25/06	4,553,000	(7)
Walgreens — Florissant, MO	3,372,000	5.48%	11/11/15	778,000	2/2/06	4,150,000	(7)
Walgreens — Saint Louis, MO (Gravois)	3,289,000	5.48%	11/11/15	759,000	2/2/06	4,048,000	(7)
Walgreens — Saint Louis, MO (Telegraph)	3,999,000	5.48%	11/11/15	923,000	2/2/06	4,922,000	(7)
Walgreens — Columbia, MO	4,645,369	5.15%	7/11/08	—	N/A	4,487,895	(7)
Walgreens — Olivette, MO	5,567,894	5.15%	7/11/08	—	N/A	5,379,146	(7)
CVS — Alpharetta, GA	2,015,000	5.52%	12/11/10	465,000	3/1/06	2,480,000	(7)
Lowe’s — Enterprise, AL	4,859,000	5.52%	12/11/10	1,121,000	3/1/06	5,980,000	(7)
CVS — Richland Hills, TX	2,379,000	5.52%	12/11/10	549,000	3/8/06	2,928,000	(7)
FedEx — Rockford, IL	3,998,000	5.61%	12/11/10	922,000	3/10/06	4,920,000	(7)

	Fixed			Variable
	Rate	Fixed		Rate		Total
	Loan	Interest	Maturity	Loan	Maturity	Loan
Property	Amount	Rate	Date	Amount	Date	Outstanding

Plastech — Auburn Hills, MI	—	N/A	N/A	17,700,000	12/14/06	17,700,000	(7)
Academy Sports — Macon, GA	3,478,000	5.69%	1/11/16	802,000	4/6/06	4,280,000	(7)
David’s Bridal — Lenexa, KS	1,799,000	5.86%	1/11/11	817,000	4/11/06	2,616,000	(7)
Rite Aid — Enterprise, AL	2,043,000	5.80%	2/11/16	928,000	4/26/06	2,971,000	(7)
Rite Aid — Wauseon, OH	2,142,000	5.80%	2/11/16	973,000	4/26/06	3,115,000	(7)
Staples — Crossville, TN	1,885,000	5.71%	2/11/11	435,000	4/26/06	2,320,000	(7)
Rite Aid — Saco, ME	1,375,000	5.82%	2/11/11	625,000	4/27/06	2,000,000	(7)
Wadsworth Boulevard — Denver, CO	12,025,000	5.57%	3/1/11	2,275,000	12/31/06	14,300,000	(7)
Mountainside Fitness — Chandler, AZ	—	N/A	N/A	4,690,400	12/31/06	4,690,400
Drexel Heritage — Hickory, NC	2,763,000	5.80%	3/11/11	637,000	5/24/06	3,400,000	(7)
Rayford Square — Spring, TX	5,940,000	5.64%	4/1/16	—	N/A	5,940,000	(5)
CVS — Portsmouth, OH	1,424,000	5.67%	3/11/11	329,000	6/8/06	1,753,000	(7)
Wawa — Hockessin, DE, Manahawkin, NJ, Narberth, PA	—	N/A	N/A	7,234,787	2/26/10	7,234,787	(7)
CVS — Lakewood, OH	1,348,000	5.77%	5/11/11	612,000	7/20/06	1,960,000	(7)
Rite Aid — Cleveland, OH	1,413,000	6.05%	5/11/11	642,000	7/27/06	2,055,000	(7)
Rite Aid — Fremont, OH	1,388,000	6.05%	5/11/11	632,000	7/27/06	2,020,000	(7)
Walgreens — Knoxville, TN	3,088,000	5.80%	5/11/11	712,000	8/8/06	3,800,000	(7)
CVS — Madison, MS	2,809,000	5.60%	2/11/16	—	N/A	2,809,000	(7)
Rite Aid — Defiance, OH	2,321,000	5.76%	1/11/16	—	N/A	2,321,000	(7)
Conns — San Antonio, TX	2,461,000	5.86%	5/11/11	1,119,000	7/25/06	3,580,000	(7)
Dollar General — Crossville, TN	1,950,000	5.75%	6/11/16	450,000	9/2/06	2,400,000	(7)
Dollar General — Ardmore, TN	1,804,000	5.79%	6/11/16	416,000	9/9/06	2,220,000	(7)
Dollar General — Livingston, TN	1,856,000	5.79%	7/11/16	429,000	10/12/06	2,285,000	(7)
Wehrenberg — Arnold, MO	—	N/A	N/A	—	N/A	—
Sportmans Warehouse — Wichita, KS	—	N/A	N/A	6,173,250	12/27/06	6,173,250	(7)
CVS — Portsmouth, OH	—	N/A	N/A	—	N/A	—
Advance Auto — Greenfield, IN	—	N/A	N/A	—	N/A	—
Advance Auto — Trenton, OH	—	N/A	N/A	—	N/A	—
Rite Aid — Lansing, MI	1,041,000	5.90%	7/1/16	—	N/A	1,041,000
Advance Auto — Columbia Heights, MN	1,038,000	5.83%	7/11/16	346,000	10/6/06	1,384,000	(7)
Advance Auto — Fergus Falls, MN	722,000	5.83%	7/11/16	241,000	10/6/06	963,000	(7)
CVS — Okeechobee, FL	4,076,000	5.60%	2/11/16	—	N/A	4,076,000	(7)
Office Depot — Dayton, OH	2,130,000	5.73%	2/11/16	—	N/A	2,130,000	(7)
Advance Auto — Holland, MI	1,193,000	5.83%	4/11/16	—	N/A	1,193,000	(7)
Advance Auto — Holland Township, MI	1,231,000	5.83%	4/11/16	—	N/A	1,231,000	(7)
Advance Auto — Zeeland, MI	1,057,000	5.83%	4/11/16	—	N/A	1,057,000	(7)
CVS — Orlando, FL	3,016,000	5.68%	4/11/16	—	N/A	3,016,000	(7)
Office Depot — Greenville, MS	2,192,000	5.76%	3/11/11	—	N/A	2,192,000	(7)
Office Depot — Warrensburg, MO	1,810,000	5.85%	4/11/11	—	N/A	1,810,000	(7)
CVS — Gulfport, MS	2,611,000	5.28%	4/11/16	—	N/A	2,611,000	(7)
Advance Auto — Grand Forks, ND	840,000	5.87%	9/11/16	280,000	11/15/06	1,120,000	(7)
CVS — Clinton, NY	1,983,000	5.74%	9/11/16	457,000	12/24/06	2,440,000	(2)(7)

	Fixed			Variable
	Rate	Fixed		Rate		Total
	Loan	Interest	Maturity	Loan	Maturity	Loan
Property	Amount	Rate	Date	Amount	Date	Outstanding

Oxford Theatre — Oxford, MS	5,175,000	6.11%	9/1/16	—	N/A	5,175,000	(1)(5)
Advance Auto — Duluth, MN	860,000	5.87%	10/11/16	286,000	12/22/06	1,146,000
Walgreens — Picayune, MS	2,766,000	5.53%	10/11/16	638,000	1/15/07	3,404,000	(2)(7)
Kohl’s — Wichita, KS	5,200,000	6.11%	9/1/16	—	N/A	5,200,000	(1)(5)
Lowe’s — Lubbock, TX	7,150,000	6.11%	9/1/16	—	N/A	7,150,000	(1)(5)
Lowe’s — Midland, TX	7,475,000	6.11%	9/1/16	—	N/A	7,475,000	(1)(5)
Advance Auto — Grand Bay, AL	—	N/A	N/A	—	N/A	—
Advance Auto — Hurley, MS	—	N/A	N/A	—	N/A	—
Advance Auto — Rainsville, AL	—	N/A	N/A	—	N/A	—
Gold’s Gym — O’Fallon, IL	3,650,000	5.83%	10/11/16	2,190,000	17/27/06	5,840,000	(2)(7)
Rite Aid — Glassport, PA	2,325,000	6.10%	11/1/16	—	N/A	2,325,000	(5)
David’s Bridal/Radio Shack — Topeka, KS	2,000,000	5.77%	12/1/16	—	N/A	2,000,000	(8)
Rite Aid — Hanover, PA	4,115,000	6.11%	11/1/16	—	N/A	4,115,000	(5)
American TV & Appliance — Peoria, IL	7,358,971	6.00%	10/1/18	—	N/A	7,358,971	(6)
Tractor Supply — La Grange, TX	1,405,000	5.99%	12/1/16	—	N/A	1,405,000	(3)(5)
Staples — Peru, IL	1,930,000	5.66%	12/1/11	—	N/A	1,930,000	(5)
Fedex — Council Bluffs, IA	2,185,000	5.97%	12/1/16	—	N/A	2,185,000	(5)
Fedex — Edwardsville, KS	12,880,000	5.97%	12/1/16	—	N/A	12,880,000	(5)
CVS — Glenville Scotia, NY	3,413,000	5.74%	12/11/16	787,000	3/16/07	4,200,000	(7)
Advance Auto — Ashland, KY	—	N/A	N/A	—	N/A	—
Advance Auto — Jackson, OH	—	N/A	N/A	—	N/A	—
Advance Auto — New Boston, OH	—	N/A	N/A	—	N/A	—
Advance Auto — Scottsburg, IN	—	N/A	N/A	—	N/A	—
Tractor Supply — Livingston, TN	1,725,000	5.99%	12/1/16	—	N/A	1,725,000	(3)(5)
Tractor Supply — New Braunfels, TX	1,750,000	5.99%	12/1/16	—	N/A	1,750,000	(3)(5)
Office Depot — Benton, AR	2,130,000	5.77%	12/1/16	—	N/A	2,130,000	(8)
Old Time Pottery — Fairview Heights, IL	2,140,000	6.31%	12/11/11	1,284,000	3/21/07	3,424,000	(7)
Infiniti — Davie, FL	—	N/A	N/A	—	N/A	—
Office Depot — Oxford, MS	2,295,000	6.17%	12/1/16	—	N/A	2,295,000	(5)
Tractor Supply — Crockett, TX	1,325,000	5.99%	12/1/16	—	N/A	1,325,000	(3)(5)
Mercedes Benz — Atlanta, GA	—	N/A	N/A	—	N/A	—
Dick’s Sporting Goods — Amherst, NY	6,321,000	5.62%	2/1/17	—	N/A	6,321,000	(8)
Chili’s — Paris, TX	1,790,000	5.65%	1/1/17	—	N/A	1,790,000	(5)
Staples — Clarksville, IN	2,900,000	5.78%	1/1/17	—	N/A	2,900,000	(8)
HOM — Fargo, ND	4,800,000	5.56%	2/1/2017	—	N/A	4,800,000	(5)
La-Z-Boy — Newington, CT	4,140,000	5.66%	2/1/2017	—	N/A	4,140,000	(5)
Advance Auto — Maryland Heights, MO	—	N/A	N/A	—	N/A	—
Victoria Crossing — Victoria, TX	8,288,000	5.71%	2/11/17	1,912,000	4/12/07	10,200,000	(7)
Academy Sports — Katy, TX	68,250,000	5.61%	2/1/17	—	N/A	68,250,000	(5)
Gordmans — Peoria, IL	4,950,000	5.71%	2/1/17	—	N/A	4,950,000	(8)
One Pacific Place — Omaha, NE	23,400,000	5.53%	3/1/17	—	N/A	23,400,000	(5)
Sack n’ Save/O’Reilly Auto — Garland, TX	3,290,000	5.54%	3/1/17	—	N/A	3,290,000	(5)

	Fixed			Variable
	Rate	Fixed		Rate		Total
	Loan	Interest	Maturity	Loan	Maturity	Loan
Property	Amount	Rate	Date	Amount	Date	Outstanding

Tractor Supply — Ankeny, IA	1,950,000	5.65%	5/1/17	—	N/A	1,950,000	(5)
ABX Air — Coventry, RI	2,454,000	5.70%	4/1/12	—	N/A	2,454,000	(5)
Office Depot — Enterprise, AL	1,850,000	6.29%	3/1/17	—	N/A	1,850,000	(5)
Northern Tool — Blaine, MN	3,185,000	6.00%	9/1/16	—	N/A	3,185,000	(4)(5)
Office Max — Orangeburg, SC	1,875,000	5.61%	4/1/12	—	N/A	1,875,000	(5)
Walgreens — Cincinnati, OH	3,341,000	6.00%	9/1/16	—	N/A	3,341,000	(4)(5)
Walgreens — Madeira, OH	2,876,000	5.70%	4/1/12	—	N/A	2,876,000	(5)
Walgreens — Sharonville, OH	2,655,000	5.62%	4/1/12	—	N/A	2,655,000	(5)
AT&T — Beaumont, TX	8,592,000	5.87%	4/1/17	—	N/A	8,592,000	(8)
Walgreens — Shreveport, LA	2,815,000	5.56%	4/11/17	497,000	6/23/07	3,312,000	(7)
Cost-U-Less,- St. Croix, USVI	4,035,000	5.76%	4/1/17	—	N/A	4,035,000	(5)
Gallina Centro — Collierville, TN	14,200,000	5.72%	4/11/17	—	N/A	14,200,000	(7)
Apria Healthcare — St. John, MO	—	N/A	N/A	—	N/A	—
Logan’s Roadhouse — Fairfax, VA	1,605,000	6.00%	4/11/17	962,000	6/27/07	2,567,000	(7)
Logan’s Roadhouse — Johnson City, TN	1,933,000	6.00%	4/11/17	1,160,000	6/27/07	3,093,000	(7)
Center at 7500 Cottonwood — Jenison, MI	—	N/A	N/A	—	N/A	—
Eckerd — Lincolnton, NC	1,538,000	5.80%	4/11/17	271,000	7/3/07	1,809,000	(7)
Tractor Supply — Greenfield, MN	2,227,500	5.57%	7/1/17	—	N/A	2,227,500	(5)
Lincoln Place — Fairview Heights, IL	35,432,000	5.70%	5/1/17	—	N/A	35,432,000	(8)
Amarillo Furniture — Ashley, TX	4,026,000	5.59%	4/11/17	710,000	7/5/07	4,736,000	(7)
Pocatello Square — Pocatello, ID	17,250,000	5.53%	4/11/17	1,150,000	8/6/07	18,400,000	(7)
Tractor Supply — Paw Paw, MI	2,048,000	5.65%	5/1/17	—	N/A	2,048,000	(7)
Tractor Supply — Marinette, WI	1,918,000	5.65%	5/1/17	—	N/A	1,918,000	(7)
Staples — Greenville, SC	2,955,000	5.51%	6/11/17	—	N/A	2,955,000	(5)
Big 5 Center — Aurora, CO	2,804,000	5.57%	6/11/17	—	N/A	2,804,000	(5)

	$455,344,734			$69,920,437		$525,265,171

(1)	Mortgage note is cross-collateralized and cross-secured with the LO Midland Property, LO Lubbock Property, KO Wichita Property and OT Oxford Property.

(2)	Mortgage note is cross-collateralized and cross-secured with the CV Clinton Property, WG Picayune Property and GG O’Fallon Property.

(3)	Mortgage note is cross-collateralized and cross-secured with the TS La Grange Property, TS Crockett Property, TS Livingston Property and TS New Braunfels Property.

(4)	Mortgage note is cross-collateralized and cross-secured with the NT Blaine Property and the WG Cincinnati Property.

(5)	Lender: Bear Stearns Commercial Mortgage.

(6)	Lender: GE Commercial Finance Business Property Corporation.

(7)	Lender: Wachovia Bank, N.A.

(8)	Lender: JP Morgan Chase Bank, N.A.

The fixed rate debt mortgage notes require monthly interest-only payments with the principal balance due on various dates from July 2008 through October 2018. The variable rate debt mortgage notes bear interest at the one-month LIBOR rate plus 200 basis points and require monthly interest-only payments and generally mature within 90 days. Each of the mortgage notes are secured by the respective property. The mortgage notes are generally non-recourse to the Company and Cole Op II, but both are liable for customary non-recourse carveouts.

The fixed rate mortgage notes generally may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the maturity date, and (ii) partial prepayments resulting from the application of insurance or condemnation proceeds to reduce the outstanding principal balance of the mortgage notes. Notwithstanding the prepayment limitations, the Company may sell the properties to a buyer that assumes the respective mortgage loan. The transfer would be subject to the conditions set forth in the individual property’s mortgage note document, including without limitation, the lender’s approval of the proposed buyer and the payment of the lender’s fees, costs and expenses associated with the sale of the property and the assumption of the loan.

In the event that a mortgage note is not paid off on the respective maturity date, each mortgage note includes hyperamortization provisions. The interest rate during the hyperamortization period shall be the fixed interest rate as stated on the respective mortgage note agreement plus two percent (2.0%). The individual mortgage note maturity date, under the hyperamortization provisions, will be extended by twenty (20) years. During such period, the lender will apply 100% of the rents collected to (i) all payments for escrow or reserve accounts, (ii) payment of interest at the original fixed interest rate, (iii) payments for the replacement reserve account, (iv) any other amounts due in accordance with the mortgage note agreement other than any additional interest expense, (v) any operating expenses of the property pursuant to an approved annual budget, (vi) any extraordinary expenses, (vii) payments to be applied to the reduction of the principal balance of the mortgage note, and (viii) any additional interest expense, which is not paid will be added to the principal balance of the mortgage note.

For federal income tax purposes, the depreciable basis in the properties noted above is approximately $708 million in total. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 years, respectively. The depreciable basis in the properties noted above are detailed as follows:

Depreciable
Property	Tax Basis

Tractor Supply — Parkersburg, WV	$2,419,149
Walgreens — Brainerd, MN	3,455,534
Rite Aid — Alliance, OH	1,721,992
La-Z-Boy — Glendale, AZ	3,308,706
Walgreens — Florissant, MO	3,798,660
Walgreens — Saint Louis, MO (Gravois)	4,041,203
Walgreens — Saint Louis, MO (Telegraph)	3,405,433
Walgreens — Columbia, MO	4,066,885
Walgreens — Olivette, MO	4,920,452
CVS — Alpharetta, GA	1,974,033
Lowe’s — Enterprise, AL	6,620,785
CVS — Richland Hills, TX	2,617,497
FedEx — Rockford, IL	4,810,302
Plastech — Auburn Hills, MI	20,812,140
Academy Sports — Macon, GA	4,546,122
David’s Bridal — Lenexa, KS	2,588,991
Rite Aid — Enterprise, AL	2,892,211
Rite Aid — Wauseon, OH	2,920,310
Staples — Crossville, TN	2,421,793
Rite Aid — Saco, ME	2,188,010

Depreciable
Property	Tax Basis

Wadsworth Boulevard — Denver, CO	14,190,910
Mountainside Fitness — Chandler, AZ	4,818,016
Drexel Heritage — Hickory, NC	3,958,998
Rayford Square — Spring, TX	7,936,443
CVS — Portsmouth, OH	1,667,154
Wawa — Hockessin, DE	3,087,470
Wawa — Manahawkin, NJ	2,821,552
Wawa — Narbeth, PA	2,688,592
CVS — Lakewood, OH	1,973,647
Rite Aid — Cleveland, OH	2,070,669
Rite Aid — Fremont, OH	1,728,442
Walgreens — Knoxville, TN	3,068,515
CVS — Madison, MS	3,368,662
Rite Aid — Defiance, OH	3,126,556
Conns — San Antonio, TX	3,562,750
Dollar General — Crossville, TN	2,435,881
Dollar General — Ardmore, TN	2,114,108
Dollar General — Livingston, TN	2,033,053
Wehrenberg — Arnold, MO	5,698,096
Sportmans Warehouse — Wichita, KS	6,843,371
CVS — Portsmouth, OH	1,770,141
Advance Auto — Greenfield, IN	755,462
Advance Auto — Trenton, OH	772,177
Rite Aid — Lansing, MI	1,547,295
Advance Auto — Columbia Heights, MN	1,236,120
Advance Auto — Fergus Falls, MN	1,058,994
CVS — Okeechobee, FL	4,812,804
Office Depot — Dayton, OH	2,583,810
Advance Auto — Holland, MI	1,432,089
Advance Auto — Holland Township, MI	1,463,900
Advance Auto — Zeeland, MI	1,384,950
CVS — Orlando, FL	2,807,200
Office Depot — Greenville, MS	2,583,810
Office Depot — Warrensburg, MO	1,829,024
CVS — Gulfport, MS	3,032,978
Advance Auto — Grand Forks, ND	1,070,994
CVS — Clinton, NY	2,462,819
Oxford Theatre — Oxford, MS	9,636,227
Advance Auto — Duluth, MN	1,190,975
Walgreens — Picayune, MS	3,153,167
Kohl’s — Wichita, KS	6,289,365
Staples — Greenville, SC	4,545,000
Lowe’s — Lubbock, TX	7,247,827
Lowe’s — Midland, TX	7,883,933

Depreciable
Property	Tax Basis

Advance Auto — Grand Bay, AL	905,396
Advance Auto — Hurley, MS	952,326
Advance Auto — Rainsville, AL	991,239
Gold’s Gym — O’Fallon, IL	6,060,922
Rite Aid — Glassport, PA	3,268,815
David’s Bridal/Radio Shack — Topeka, KS	2,535,491
Rite Aid — Hanover, PA	4,638,296
American TV & Appliance — Peoria, IL	9,573,469
Tractor Supply — La Grange, TX	2,402,825
Staples — Peru, IL	2,024,975
Fedex — Council Bluffs, IA	2,932,591
Fedex — Edwardsville, KS	18,589,934
CVS — Glenville Scotia, NY	3,796,109
Advance Auto — Ashland, KY	1,096,360
Advance Auto — Jackson, OH	952,219
Advance Auto — New Boston, OH	1,092,304
Advance Auto — Scottsburg, IN	1,054,818
Tractor Supply — Livingston, TN	2,761,104
Tractor Supply — New Braunfels, TX	2,733,111
Office Depot — Benton, AR	2,803,944
Old Time Pottery — Fairview Heights, IL	3,338,050
Infiniti — Davie, FL	6,661,739
Office Depot — Oxford, MS	2,666,293
Tractor Supply — Crockett, TX	2,236,043
Mercedes Benz — Atlanta, GA	9,401,653
Dick’s Sporting Goods — Amherst, NY	6,873,019
Chili’s — Paris, TX	2,234,337
Staples — Clarksville, IN	3,598,588
HOM — Fargo, ND	12,288,100
La-Z-Boy — Newington, CT	7,055,777
Advance Auto — Maryland Heights, MO	1,954,435
Victoria Crossing — Victoria, TX	12,900,521
Academy Sports — Katy, TX	104,953,899
Gordmans — Peoria, IL	9,192,935
One Pacific Place — Omaha, NE	36,779,512
Sack n’ Save/O’Reilly Auto — Garland, TX	5,257,530
Tractor Supply — Ankeny, IA	3,075,880
ABX Air — Coventry, RI	4,193,919
Office Depot — Enterprise, AL	2,859,725
Northern Tool — Blaine, MN	5,022,678
Office Max — Orangeburg, SC	3,216,571
Walgreens — Cincinnati, OH	5,140,000
Walgreens — Madeira, OH	4,425,000
Walgreens — Sharonville, OH	4,085,000

Depreciable
Property	Tax Basis

AT&T — Beaumont, TX	12,275,000
Walgreens — Shreveport, LA	4,140,000
Cost-U-Less, St. Croix, USVI	6,210,000
Gallina Centro — Collierville, TN	17,750,000
Apria Healthcare — St. John, MO	6,500,000
Logan’s Roadhouse — Fairfax, VA	3,209,000
Logan’s Roadhouse — Johnson City, TN	3,866,000
Center at 7500 Cottonwood — Jenison, MI	5,390,000
Eckerd — Lincolnton, NC	2,262,000
Tractor Supply — Greenfield, MN	4,050,000
Lincoln Place — Fairview Heights, IL	44,000,000
Ashley Furniture — Amarillo, TX	5,920,000
Pocatello Square — Pocatello, ID	23,000,000
Tractor Supply — Paw Paw, MI	3,095,000
Tractor Supply — Marinette, MI	2,950,000
Big 5 Center — Aurora, CO	4,290,000

$716,758,606

Tenant Lease Expirations

The following table sets forth, as of April 11, 2007, lease expirations of our portfolio for each of the next ten years assuming no renewal options are exercised. For purposes of the table, the “total annual base rent” column represents annualized base rent, based on rent in effect on January 1 of the respective year, for each lease which expires during the respective year.

	Number of	Approx. Square	Total Annual	% of Total
Year Ending December 31,	Leases Expiring	Feet Expiring	Base Rent	Annual Base Rent

2007	1	2,000	$37,500	0%
2008	8	43,210	644,731	1%
2009	9	80,143	718,694	1%
2010	6	20,968	398,731	1%
2011	7	34,703	410,627	1%
2012	9	90,077	891,923	2%
2013	11	138,594	1,530,973	3%
2014	5	74,699	1,042,450	2%
2015	9	649,513	3,544,096	6%
2016	18	720,817	6,073,290	10%
2017	13	487,150	4,423,552	8%

	96	2,341,874	$19,716,565	35%

Potential Property Investments

Our advisor has identified the following properties as potential suitable investments for us. The acquisition of each such property is subject to a number of conditions. A significant condition to acquiring any one of these potential acquisitions is our ability to raise sufficient proceeds in this offering to pay a portion of the purchase price. An additional condition to acquiring these properties will be our securing debt financing to pay the balance of the purchase price. Such financing may not be available on acceptable terms or at all.

Our evaluation of a property as a potential acquisition, including the appropriate purchase price, will include our consideration of a property condition report; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.

We will decide whether to acquire these properties generally based upon:

•	satisfaction of the conditions to the acquisitions contained in the respective contracts;

•	no material adverse change occurring relating to the properties, the tenants or in the local economic conditions;

•	our receipt of sufficient net proceeds from the offering of our common stock to the public and financing proceeds to make these acquisitions; and

•	our receipt of satisfactory due diligence information including appraisals, environmental reports and tenant and lease information.

Other properties may be identified in the future that we may acquire before or instead of these properties. Due to the considerable conditions to the consummation of the acquisition of these properties, we cannot make any assurances that the closing of these acquisitions is probable.

				Approximate
	Expected		Approximate	Compensation to
Property	Acquisition Date	Seller(1)	Purchase Price(2)	Sponsor(3)

Rite Aid — Fredericksburg, VA	April, 2007	NNN Development, Inc.	5,415,000	189,525
Eckerd — Easton, PA	April, 2007	GV (William Penn & 25th), LP	5,970,000	208,950
Sportsman’s Warehouse — DePere, WI	April, 2007	Spirit Master Funding, LLC	6,010,000	210,350
Rite Aid — Plains, PA	April, 2007	Rap Plain, LP	5,200,000	182,000
Tractor Supply — Navasota, TX	April, 2007	Navasota Marketplace, LP	3,015,000	105,525

			$25,610,000	$896,350

(1)	Seller is an unaffiliated third party.

(2)	Approximate purchase price does not include acquisition costs.

(3)	Amounts include acquisition fees payable to an affiliate of our advisor for acquisition fees in connection with the property acquisition and payments to our advisor for finance coordination fees for services in connection with the origination or assumption of debt financing to acquire the respective property.

Each potential property acquisition is subject to a net lease, pursuant to which the tenants are required to pay substantially all operating expenses and capital expenditures in addition to base rent. In the case of a multi-tenant commercial property the tenants are also required to pay a proportionate amount of common area maintenance charges in addition to the items listed above.

			Total Square	% of Total Square
Property	Major Tenants*	Guarantor	Feet Leased	Feet Leased

Rite Aid — Fredericksburg, VA	Rite Aid of Virginia, Inc.	Rite Aid Corporation	14,564	100%
Eckerd — Easton, PA	Thrift Drug, Inc.	Eckerd Corporation	13,813	100%
Sportsman’s Warehouse — DePere, WI	Sportsman’s Warehouse, Inc.	Sportsman’s Warehouse Holdings, Inc.	48,153	100%
Rite Aid — Plains, PA	Rite Aid of Pennsylvania, Inc.	Rite Aid Corporation	14,564	100%
Tractor Supply — Navasota, TX	Tractor Supply Co. of Texas, LP	Tractor Supply Company	22,670	100%

*	Major tenants are those tenants that occupy greater than 10.0% of the rentable square of their respective property.

The table below provides leasing information for the major tenants at each respective property.

		Renewal	Annual	Base Rent per	Lease Term
Property	Major Tenants*	Options	Base Rent	Square Foot	Beginning	To

Rite Aid — Fredericksburg, PA	Rite Aid of Virginia, Inc.	4/5 yr.	392,063	$8.09	3/1/07	2/28/27
Eckerd — Easton, PA	Thrift Drug, Inc.	2/5 yr.	442,266	$30.37	2/1/06	1/31/26
Sportsman’s Warehouse — DePere, WI	Sportsman’s Warehouse, Inc.	5/5 yr.	474,839	$20.95	11/1/04	10/31/09
			523,292	$23.08	11/1/09	10/31/14
			571,745	$25.22	11/1/14	10/31/19
Rite Aid — Plains, PA	Rite Aid of Pennsylvania, Inc.	6/5 yr.	390,173	$26.79	5/15/06	5/31/26
Tractor Supply — Navasota, TX	Tractor Supply Co. of Texas, LP	4/5 yr.	215,640	$9.51	9/27/06	9/30/11
			229,657	$10.13	10/1/11	9/30/16
			244,584	$10.79	10/1/16	9/30/21

The following table outlines the anticipated loan terms on debt financing to be secured in connection with the purchase of the potential property acquisitions our advisor has identified for us. Generally, we expect the loans to have a fixed rate, with interest only payments and a five to ten-year maturity.

Property	Debt Financing	Type	Rate	Maturity Date

Rite Aid — Fredericksburg, VA	3,519,750	Interest Only	5.71%	May, 2017
Eckerd — Easton, PA	4,059,600	Interest Only	5.77%	May, 2017
Sportsman’s Warehouse — DePere, WI	3,906,500	Interest Only	6.21%	May, 2017
Rite Aid — Plains, PA	3,380,000	Interest Only	5.68%	May, 2017
Tractor Supply — Navasota, TX	2,050,200	Interest Only	5.80%	May, 2017

Cole Advisors II, our advisor, is continually evaluating various potential property investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties for us and other Cole-sponsored programs. At such time while this offering is pending, if we believe that a reasonable probability exists that we will acquire a specific property, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. YOU SHOULD UNDERSTAND THAT THE DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT WE WILL ULTIMATELY CONSUMMATE SUCH ACQUISITION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED ACQUISITION WILL NOT CHANGE PRIOR TO ANY ACTUAL PURCHASE.

Each of our properties is adequately covered by insurance and we intend to obtain adequate insurance coverage for all future properties that we acquire.

Distributions

The following information replaces the section of our prospectus captioned “— Distribution Policies” beginning on page 81 of the prospectus:

Distribution Policy and Distributions

We currently pay distributions to our stockholders and we intend to continue to pay regular distributions to our stockholders. We currently calculate our monthly distributions on a daily record and declaration date. Therefore, new investors will be entitled to distributions immediately upon the purchase of their shares.

Because substantially all of our operations will be performed indirectly through Cole OP II, our operating partnership, our ability to pay distributions depends in large part on Cole OP II’s ability to pay distributions to its partners, including to us. In the event we do not have enough cash from operations to fund the distribution, we may borrow, issue additional securities or sell assets in order to fund the distributions or make the distributions out of net proceeds from this offering.

Historically, we have primarily declared distributions to stockholders as of daily record dates and aggregated and paid such distributions monthly. Our board of directors declared distributions equal to $0.05 per share for stockholders of record as of the close of business on the seventh day of each month during the period from October 2005 through February 2006 and $0.0521 per share for stockholders of record on March 7, 2006. During the period from April 1, 2006 through June 30, 2006, our board of directors declared daily distributions of $0.0017123 per share for stockholders of record as of the close of business on each day during the period. During the period from July 1, 2006 through March 31, 2007, our board of directors declared daily distributions of $0.0017808 per share for stockholders of record as of the close of business on each day during the period.

Our board of directors began declaring distributions in October 2005, after we commenced business operations. We have primarily declared distributions on a quarterly basis, with daily record dates. These distributions generally are aggregated and paid monthly. Our board of directors intends to continue this distribution policy for so long as it decides this policy is in the best interests of our stockholders. We have made the following distributions to our stockholders:

Period Ended	Date Paid	Distribution

12/31/2005(1)	1/3/2006	$195,209
3/31/2006(1)	4/3/2006	621,070
4/30/2006	5/26/2006	368,157
5/31/2006	6/15/2006	462,055
6/30/2006	7/15/2006	536,858
7/31/2006	8/15/2006	688,819
8/30/2006	9/15/2006	830,693
9/30/2006	10/15/2006	940,028
10/31/2006	11/15/2006	1,123,576
11/30/2006	12/15/2006	1,308,857
12/31/2006	1/15/2007	1,612,094
1/31/2007	2/15/2007	1,803,080
2/28/2007	3/15/2007	1,835,149

		$12,325,645

(1)	Distribution was paid on a quarterly basis.

Distributions to stockholders are characterized for federal income tax purposes as ordinary income, capital gains, non-taxable return of capital or a combination of the three. Distributions that exceed our current and accumulated earnings and profits (calculated for tax purposes) constitute a return of capital for tax purposes rather than a distribution and reduce the shareholders’ basis in our common shares. To the extent that a distribution exceeds both current and accumulated earnings and profits and the shareholders’ basis in the common shares, it will generally be treated as a capital gain. We annually notify stockholders of the taxability of distributions paid during the preceding year.

For the year ended December 31, 2006, approximately 42% of the distributions paid were taxable to the investor as ordinary taxable income and approximately 58% were treated as return of capital for federal income tax purposes. No distributions were paid during the year ended December 31, 2005. The amount of distributions paid and taxable portion in this period are not indicative or predictive of amounts anticipated in future periods.

We expect to continue to regularly pay distributions on a monthly basis, unless our results of operations, our general financial condition, general economic conditions, or other factors inhibit us from doing so. Distributions will be authorized at the discretion of our board of directors, which will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Internal Revenue Code. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in the offering;

•	our operating and interest expenses;

•	the ability of tenants to meet their obligations under the leases associated with our properties;

•	the amount of distributions or dividends received by us from our indirect real estate investments;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates when renewing or replacing current leases;

•	capital expenditures and reserves for such expenditures;

•	the issuance of additional shares; and

•	financings and refinancings.

We must distribute to our stockholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Internal Revenue Code. This requirement is described in greater detail in the “Federal Income Tax Considerations — Requirements For Qualification as a REIT — Operational Requirements — Annual Distribution Requirements” section of this prospectus. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, could require us to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT.”

Prior Potential Property Investments

A prior supplement to this prospectus described a potential acquisition of an approximately 75,000 square foot single-tenant retail building on an approximately 6.0 acre site located in Sherwood, Arkansas. The purchase agreement between Cole Acquisitions I, LLC, an affiliate of our advisor, and the seller for the acquisition of the property was terminated prior to assignment to the Company, and this property is no longer under consideration for purchase.